CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our report dated February 8, 2013, on the statement of financial condition of MA Managed Futures Fund, LP, as of December 31, 2012 appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus and Disclosure Document.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland
August 2, 2013